Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2005

MICROMUSE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23783	943288385
(Commission File Number)	(IRS Employer Identification Number)

139 Townsend Street

San Francisco, California 94107

(Address of Principal Executive Offices, Including Zip Code)

(415) 343-7600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On January 26, 2005, Micromuse Inc. filed an action in the United States District Court for the Southern District of New York against Aprisma Management Technologies Inc., alleging that certain Aprisma’s SPECTRUM products infringe patents now owned or jointly owned by Micromuse. Micromuse is seeking compensatory and punitive damages and injunctive and other relief in the suit. On December 9, 2002, Aprisma Management Technologies had filed a complaint against Micromuse in the United States District Court for the District of New Hampshire alleging patent infringement, as reported in our most recent Form 10-K filed with the SEC and in earlier periodic reports.

On January 26, 2005, Micromuse Inc. filed an action in the United States District Court for the Southern District of New York against Agilent Technologies, Inc., alleging that certain Agilent’s OSS Service Assurance Solution Products, including one or more of its NETeXPERT, FIREHUNTER and/or Service Assurance Application products infringe patents now owned or jointly owned by Micromuse. Micromuse is seeking compensatory and punitive damages and injunctive and other relief in the suit. On November 10, 2003, Agilent Technologies, Inc. had filed a complaint against Micromuse in the United States District Court for the Eastern District of Virginia alleging patent infringement, as reported in our most recent Form 10-K filed with the SEC and in earlier periodic reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROMUSE INC.
(Registrant)

Date: February 1, 2005

	By:	/s/ Nell O’Donnell
	Name:	Nell O’Donnell
	Title:	Senior Vice President and Secretary